Exhibit 10.90

AMENDMENT NO. 11

TO THE

SAN DIEGO GAS & ELECTRIC COMPANY

NUCLEAR FACILITIES NON-QUALIFIED CPUC DECOMMISSIONING

MASTER TRUST AGREEMENT

FOR

SAN ONOFRE NUCLEAR GENERATING STATIONS

This Amendment No. 11 made this 1st day of January, 2015, by and between the San Diego Gas & Electric Company (the “Company”) and The Bank of New York Mellon (“Trustee”).

WHEREAS, pursuant to Section 2.10 of the Nuclear Facilities Non-Qualified Decommissioning Master Trust for San Onofre Nuclear Generating Stations dated as of June 29, 1992, as amended (“Agreement”) between the Company and the Trustee, the parties specifically reserved the right to amend the Agreement;

NOW, THEREFORE, the Company and the Trustee agree as follows:

1.

The Fee Schedule attached as Exhibit C to the Agreement is hereby replaced with the revised Fee Schedule attached as Appendix A hereto.

2.

Section 4.09 of Article IV is hereby added as follows:

“Additional Services. The Trustee shall make available a Nuclear Decommissioning Trust expert to present to the San Diego Gas & Electric Nuclear Decommissioning Trust Fund Committee up to twice a year.

The Trustee shall also retain Relationship Executives, Service Directors and Global Risk Solutions (“GRS”) Consultants with no less than ten years of relevant industry experience. If a Relationship Executive, Service Director or GRS Consultant with less experience is being considered, assignment to the relationship will be subject to interview and final approval by the Company.”

3.

Section 4.10 of Article IV is hereby added as follows:

“Performance. The Trustee will prepare (i) an overview of the services to be provided under this Agreement designed to establish mutually agreeable service guidelines (the “Service Level Description”); and (ii) a custom scorecard to measure the Trustee’s monthly performance (the “Scorecard”) in substantially the form attached as Exhibit F to the Service Level Description, and as may be amended from time to time by agreement of Trustee and the Company.  In the event that the Trustee materially fails to satisfy the services commitment and standards set forth by the Scorecard, Trustee shall rebate or credit, as the case may be, up to (and not to exceed) $50,000 per year in fees due to Trustee in accordance with the Scorecard.  The Trustee shall also conduct a best practices review as set forth in the guidelines attached as Exhibit G to the Service Level Description, and as may be amended from time to time by agreement of Trustee and the Company.”

4.

Each party hereby represents and warrants to the others that it has full authority to enter into this Amendment No. 11 upon the terms and conditions hereof and that the individual executing this Amendment No. 11 on its behalf has the requisite authority to bind that party.

IN WITNESS WHEREOF, the Company, the Trustee, and the California Public Utilities Commission have set their hands and seals in agreement to these amendments effective as provided above.

SAN DIEGO GAS & ELECTRIC COMPANY

By:

________________________________________

Date:

________________________________________

Attest:

________________________________________

THE BANK OF NEW YORK MELLON

By:

________________________________________

Date:

________________________________________

Attest:

________________________________________

CALIFORNIA PUBLIC UTILITIES COMMISSION

By:

________________________________________

Date:

________________________________________

Attest:

________________________________________

Appendix A

Fee Schedule

San Diego Gas & Electric - NDT Funds
Fee Schedule
Effective January 1, 2015

Annual Flat Fees	Charge
Trust and Custody	
NDT	$110,000
Performance and Risk Analytics	
NDT	$85,000
Includes:	
Monthly Return Comparison Service	
Monthly Blended (Custom) Benchmark	
Monthly Returns to Sector Level	
Monthly Returns to Sector Level - Composite	
Monthly Commingled Fund Performance	
Flash Performance	
Monthly Performance After Tax	
Monthly Performance Net of Fee	
Monthly Analytics Portfolio Level	
Monthly Analytics Composite Level	
Customized Benchmarks	
Dynamic Attribution	
Total Fund Attribution	
Compliance Monitoring - Software Fee	
Compliance Monitoring - Per Manager Fee	
Customized Quarterly Reports (Board Books)	
Universe Products/ Charts	
Base Fee for Standard Vendors	
Additional Fee for Premium Vendors	
Monthly Returns to Sector Level -Composite	
Flash Performance Composites	
Cash Management	
Federated Prime Obligations Fund 21	See separate schedule

BNY MELLON ASSET SERVICING

Benefit Disbursements

Payment processing fees

Per periodic ACH/EFT payment*	$1.05
Per periodic check payment*	$1.05
Per single/lump sum payment (automated)*	$6.25
Per stop payment/reissue*	$10

Tax processing fees

Per each annual TEFRA notice	$1.00
Per each annual tax form (1099, W-2, 1042S)*	$1.05
Per state tax filing	$25

* *plus postage, or overnight mail services where applicable*

Call center services

800 number per retiree	$1.25

Mailing services

Per item for inserts ($50 minimum)	$0.15

Manual activity charge

Flat fee for manual activity where automated solution exists[1,2]	$375 annually

[1] Sample list of activities considered *Manual* (list not exhaustive):
- Manual payment instructions (e.g. spreadsheet, fax)
- Manual reissues (if electronic is available)

[2] Manual support, if required, will be provided using BNYM standardized forms. Any deviation will be treated as a customization, and will be charged separately as such, on top of the $375 manual activity charge

BNY MELLON ASSET SERVICING

Billing Service Levels

As part of our efforts to manage our costs and keep fee increases low, we are also standardizing our billing process. We will bill on a quarterly basis; payments will be directly charged to accounts designated by you, either automatically ("direct debit") or following a charging instruction ("direct charge"); we will send statements in email format only going forward. Hard copy statements are available for an additional fee.

Notes

We will pass through to you any out-of-pocket expenses, plus a 10% administrative fee (capped at $250 per item), including (but not limited to) vendor costs, postage, external legal/tax fees, courier expense, registration fees, and stamp duties.

We reserve the right to amend our fees if the service requirements change in a way that materially affects our responsibilities or costs, or the use of new products. Support of other derivative investment strategies or special processing requirements (e.g. external cash sweep, etc.) may result in additional fees. We reserve the right to increase transaction fees proportionally to any 3rd-party or Sub-Custodian fee increases, such as special/penalty charges by depositories (e.g. certifications) and fees on cash balances.

(If client subscribes) BNY Mellon will file class action Proofs of Claim on your behalf. An amount equal to 3% of the proceeds will be charged against each participating account at the time the proceeds are credited.

Tax Services are available upon request for an additional fee. Examples of these include Federal 990T's and Federal 990's.

All amounts due will be payable within 30 days of invoice date. Fees not paid within 60 days of the date of the invoice will be subject to a late charge of 1.5% per month. Any objections, corrections, or adjustments to a bill must be raised within 12 months of the billing date. In addition, BNY Mellon reserves the right to adjust a client bill for any under-billed activities up to 12 months after the billing date. After the 12-month period, all bills will be considered final.

BNY Mellon may earn indirect compensation for items including but not limited to overdrafts, float, bank deposits and Net Interest Revenue. This fee schedule specifically covers Accounting and Custody services, Performance and Risk Analytics and Benefit Disbursements. Any additional services will incur additional fees.

BNY MELLON ASSET SERVICING

Please note that when BNY Mellon enters into a foreign exchange (FX) transaction with you or your investment manager either through a negotiated transaction or through the BNY Mellon standing instruction program, it is acting through its trading desk as a principal counterparty in the transaction and is either buying or selling currency for its own account rather than as an agent acting on your behalf. With respect to negotiated FX transactions with you or your investment manager, BNY Mellon does not charge a transaction fee or a spread on top of the negotiated rate. For FX transactions made by you or your investment manager through the BNY Mellon standing instruction program, Sempra Energy participates in the Session Range Program, described below. Under the Session Range Program, BNY Mellon does not charge transaction fees on any FX transactions conducted directly through its trading desk or through a sub-custodian, although any transaction fees assessed by a third-party, such as a foreign bank, will be passed through to the client. Further, BNY Mellon does not engage in any direct revenue sharing arrangements on FX transactions for restricted currencies executed by you or your investment manager through a sub-custodian.

Subscriptions to our premium Private Investment Services (Data Management, Capital Call Management, Private i software, Private Informant, Private Frontoffice, Private Archivist and PrivateiQ) have separate fees, and certain one-time charges may apply. Examples include, but are not limited to, loading of history on Private i and set-up on Private Informant.

Indirect compensation payable to BNY Mellon by third parties is described on the attached disclosures entitled Shareholder Servicing Fees, Disclosure of Amounts Earned by BNY Mellon on Bank Deposits and Disclosure of Float on Securities Lending Income. In addition BNY Mellon charges for overdrafts and failed trades as set forth on the attached Disclosure of Charges Related to Overdrafts and Failed Trades.

BNY Mellon has adopted an incentive compensation program designed (i) to facilitate clients gaining access to and being provided with explanations about the full range of products and services offered by BNY Mellon and its subsidiaries and (ii) to expand and develop client relationships. This program may lead to the payment of referral fees and/or bonuses to employees of BNY Mellon or its subsidiaries who may have been involved in a referral that resulted in the obtaining of products or services by Client covered by the Agreement to which this Fee Schedule relates or which may be ancillary or supplemental to such products or services. Any such referral fees or bonuses are funded solely out of fees and commissions paid with respect to all such services or products.

All waived fees are temporarily waived at BNYM discretion; BNYM may cancel the waiver and begin to charge for these at any time at BNYM's discretion.

From time to time, we reserve the right to review portfolios to capture significant changes.

BNY Mellon guarantees the fees set forth in this Fee Schedule for a period of five years from the effective date listed above.

The parties acknowledge that the Company treats this document, which constitutes an exhibit to the applicable trust agreements, as information that is subject to disclosure in the Company's filings with the SEC and the California Public Utilities Commission, and does not intend to designate the information as "confidential."

BNY MELLON ASSET SERVICING